   EXHIBIT 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 26, 2024, between SinglePoint Inc., a Nevada corporation (the “Company”), and the purchaser identified on the Annex A hereto (including its successors and assigns, the “Investor” or “Holder”).

WHEREAS, the Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor: (i) $1,250,000 aggregate principal amount of 12% original issue discount convertible promissory notes in the form of Appendix B hereto (the “Note”), and (ii) a warrant in the form of Appendix E hereto (the “Prefunded Warrant”), exercisable for an aggregate of 1,000,000 restricted shares of Common Stock (the “Prefunded Warrant Shares”); and

WHEREAS, the Company and the Investor are executing and delivering this Agreement in  reliance upon an exemption from securities registration requirements of the Securities Act afforded by the provisions of Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder by the U.S. Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Action” shall have the meaning ascribed to such term in Section 3.01(i).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Applicable Courts” shall have the meaning ascribed to such term in Section 5.08.

“Attribution Parties” shall have the meaning ascribed to such term in Section 4.12(e).

“BHCA” shall have the meaning ascribed to such term in Section 3.01(ii).

“Board of Directors” means the board of directors of the Company.

“Boston Solar” means The Boston Solar Company, LLC, a Delaware limited liability company and wholly-owned Subsidiary of the Company.

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“Box Pure Air” means Box Pure Air, LLC, a Delaware limited liability company and wholly-owned Subsidiary of the Company.

“Box Pure Air Participation Amount” shall have the meaning ascribed to such term in Section 4.11(c).

“Box Pure Equity Interest Rights” shall have the meaning ascribed to such term in Section 4.11(b).

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Arizona are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein or under the Notes shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Capped Amount” shall have the meaning ascribed to such term in Section 4.11(c).

“CBOE” means any equities exchange operated by Cboe Global Markets, Inc.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.01.

“Closing Date” means for any Purchased Securities, the Business Day when all of the Transaction Documents for such Purchased Securities have been executed and delivered by the applicable parties thereto, and conditions precedent to: (i) the Investor’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver such Purchased Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, and any other class of securities into which such securities may hereafter be reclassified or     changed.

“Common Stock Equivalent” means any convertible security or warrant, option or other right to subscribe for or purchase any additional shares of Common Stock or any convertible security.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Call Right” shall have the meaning ascribed to such term in Section 4.12.

“Confidential Investor Questionnaire” means the Confidential Investor Questionnaire   attached as Appendix A hereto.

“Conversion Price” has the meaning provided in the Notes.

“Conversion Shares” has the meaning provided in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Date” shall have the meaning ascribed to such term in Section 4.12(a).

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.01(ii).

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“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.01(g).

“Holder” or “Holders” shall have the meaning ascribed to such terms in the Preamble.

“IFRS” shall have the meaning ascribed to such term in Section 3.01(g).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.01(w).

“Indemnitee” shall have the meaning ascribed to such term in Section 4.06.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(n).

“Intended Tax Treatment” shall have the meaning ascribed to such term in Section 4.13.

“Investor” shall have the meaning ascribed to such terms in the Preamble.

“Investor Put Right” shall have the meaning ascribed to such term in Section 4.12.

“Investors’ Return” shall have the meaning ascribed to such term in Section 4.11(c).

“Issuer Covered Person” or “Issuer Covered Persons” shall have the meaning ascribed to such terms in Section 3.01(cc).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.01(c).

“Lien” shall mean a lien, charge, security interest, encumbrance, right of first refusal,   preemptive right or other restriction on transfer.

“Majority Investors” or the “Majority Holders” shall have the meaning ascribed to such terms in Section 4.12(a).

“Material Adverse Effect” shall have the meaning ascribed to such term in Section  3.01(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.01(l).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.01(jj).

“Notes” means the 12% original issue discount convertible promissory note issued by the Company to the Investor hereunder, in the form of Appendix B attached hereto, and any such promissory notes in such form issued in exchange for such initial promissory note.

“OFAC” shall have the meaning ascribed to such term in Section 3.01(gg).

“Original Principal Amount” for the Note to be issued to an Investor has the meaning provided in such Note, as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Original Principal Amount,”.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company,  government (or an agency or subdivision thereof) or other entity of any kind.

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“Pledge Agreement” means that certain Pledge and Escrow Agreement, in the form of Appendix C attached hereto executed by the Company and pledging 100% of its membership interests in Boston Solar.

“Prefunded Warrant” shall have the meaning ascribed to such term in the Recitals.

“Prefunded Warrant Shares” shall have the meaning ascribed to such term in the Recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.11(c).

“Purchased Securities” means each Note and each Prefunded Warrant.

“Put/Call Closing” shall have the meaning ascribed to such term in Section 4.12(b).

“Put/Call Closing Deadline” shall have the meaning ascribed to such term in Section 4.12(b).

“Registration D Securities” shall have the meaning ascribed to such term in Section 3.01(cc).

“Registration Rights Agreement” means the Registration Rights Agreement, in the form of Appendix D attached hereto.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

“Required Minimum” means, as of any date, upon the request of a Holder, the maximum aggregate number of shares of Underlying Securities then issued or potentially issuable in the future pursuant to the conversion of all Notes (including Underlying Securities issuable as payment of interest on the Notes), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter   adopted by the Commission having substantially the same effect as such Rule.

“Sale Price” shall have the meaning ascribed to such term in Section 4.12(b).

“Securities” means each Note, each Warrant, the Conversion Shares, and the Prefunded Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and  regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Spin-Out Deadline” shall have the meaning ascribed to such term in Section 4.11(a).

“Spin-Out Transaction” shall have the meaning ascribed to such term in Section 4.11(a).

“State Securities Laws” the securities (“blue sky”) rules, regulations, or other similar laws of a particular state.

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“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for the Purchased Securities to be purchased by such Investor hereunder, which shall be in an aggregate amount equal to eighty percent (80%) of the Original Principal Amount of the Note to be purchased by such Investor, as specified below such Investor’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth in Section 3.01(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Bulletin Board, OTCQB, the Pink Sheets or CBOE (or any successors to  any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Prefunded Warrant, the Registration Rights Agreement and the Pledge Agreement, and all appendices, exhibits and schedules hereto and thereto and any other agreements executed and delivered in connection with the transactions contemplated hereunder.

“Underlying Securities” means the Conversion Shares and any other securities issued or issuable pursuant to this Agreement, the Notes or any of the other Transaction Documents.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Investor, severally and not jointly, agrees to purchase the Purchased Securities, in the amounts and for the Subscription Amount set forth on such Investor’s Signature Page (Annex A) attached hereto. At the Closing, the Investor shall deliver, via wire transfer, immediately available funds equal to the Investor’s aggregate Subscription Amounts to the Company and the Company shall deliver to the Investor the Note and Prefunded Warrant set forth on the Investor’s Signature Page (Annex A) attached hereto. The Company and the Investor shall deliver the other items set forth in Section 2.01 deliverable at the Closing. Upon satisfaction of the conditions set forth in Section 2.01 and Section 2.03, the Closing shall occur at the offices of the Company’s counsel, or such other location as the parties shall mutually agree. The Closing Date for any Purchased Securities shall be the date indicated on the Investor signature page attached hereto.

Section 2.02 Closing Deliverables.

(a) By Each Investor. On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement, including a fully completed Annex A attached hereto, duly executed by such Investor;

(ii) such Investor’s Subscription Amount by wire transfer to the account of the Company pursuant to the wiring instructions set forth in Section 2.03(c);

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(iii) the Registration Rights Agreement, the form of which is attached hereto as Appendix D, duly executed by such Investor; and

(iv) a duly completed and signed Confidential Investor Questionnaire, a copy of which is attached hereto as Appendix A, along with such other duly completed and signed questionnaires as may be requested by the Company or its counsel.

(b) By the Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Investor, the following:

(i) this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii) a Note, the form of which is attached hereto as Appendix B, with a principal amount equal to such Investor’s Original Principal Amount, registered in the name of such Investor, or its designee, duly executed by an authorized officer of behalf of the Company;

(iii) a Prefunded Warrant purchased by the Investor hereunder, registered in the name of the Investor, or its designee, duly executed by an authorized officer of behalf of the Company;

(iv) the Registration Rights Agreement, the form of which is attached hereto as Appendix D, duly executed by an authorized officer of behalf of the Company;

(v) the Pledge Agreement, duly executed by an authorized officer of behalf of the Company; and

(vi) officer’s certificates of the Company, certifying the Company’s: (a) certified charter (or similar formation document); (b) good standing certificate in its state of incorporation (or formation); (c) bylaws (or similar governing document); (d) resolutions of its Board of Directors (or similar governing body) approving and authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby.

Section 2.03 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of each Investor’s representations and warranties contained herein;

(ii) all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Investor of the items set forth in Section 2.02(a) of this Agreement.

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(b) The obligations of the Investor hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Company may waive any of the conditions for any Closing hereafter):

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be so accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date pursuant to the Transaction Documents shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.02(b) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(c) The wiring instructions for the Company are set forth in Annex B attached hereto:

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor as of the date hereof, except as set forth in the Company’s reporting documents publicly available and filed with the Commission on or prior to the date hereof:

(a) Subsidiaries. The Company’s subsidiaries are Boston Solar (100% interest), SinglePoint Direct Solar LLC (51% interest), Box Pure Air (100% interest), EnergyWyze LLC, Discount Indoor Garden Supply, Inc. (90% interest), and ShieldSaver, LLC (51% interest).

(b) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) in so far as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing, (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable State Securities Laws, (iii) the filing in the Uniform Commercial Code filing office of the Nevada Secretary of State of a UCC-1 financing statement naming the Company, as debtor, and the secured party under the Pledge Agreement, as secured party, describing the collateral subject to the Pledge Agreement, and (iv) any filings required in connection with or otherwise contemplated by the Registration Rights Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Prefunded Warrant Shares, when issued in accordance with the terms of this Agreement, and the Conversion Shares, when issued in accordance with the terms of the Notes and this Agreement, respectively, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company, free and clear of all Liens other than restrictions on transfer provided for in this Agreement or under applicable securities laws. The Company has reserved from its duly authorized and unissued capital stock, a number of shares of Common Stock for issuance upon the conversion of the Notes at least equal to the Required Minimum on the date hereof.

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(g) Financial Statements; No Undisclosed Liabilities. The financial statements of the Company made available to the Investor have been prepared in accordance with United States or Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) or International Financial Reporting Standards (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP or IFRS, which individually or in the aggregate: (a) has not been reflected in the latest balance sheet included in the financial statements, or (b) has not arisen (i) in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in the financial statements in an amount that does not exceed $25,000 in any one case or $100,000 in the aggregate, or (ii) pursuant to or in connection with this Agreement or the other transactions contemplated hereby or (c) is not executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreements of the Company that were entered into in the ordinary course of business, consistent with past practices.

(h) Material Changes. Since the date of the latest financial statements made available to the Investor: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or IFRS, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.

(i) Litigation. Except as set forth in the reports filed by the Company with the Commission, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or State Securities Laws or a claim of breach of fiduciary duty.

(j) Labor Relations. There are no labor disputes existing or, to the knowledge of the Company, imminent with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. To the best of the Company’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(k) Compliance. The Company is unaware of, and to the best of its knowledge: (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not nor has it been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each of the foregoing cases as would not have or reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. The Company, to its knowledge, possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations and permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Title to Assets. The Company has good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties in any material respect. Any real property and facilities held under lease by the Company is held by it under valid, subsisting, and enforceable leases with which the Company is in compliance.

(n) Patents and Trademarks. (i) The Company, to its knowledge, has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”), (ii) the Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any Person, (iii) to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Transactions with Officers, Directors and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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(p) No Broker’s Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.01(p) that may be due in connection with the transactions contemplated by the Transaction Documents as a result of any action by the Company.

(q) Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby.

(r) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Purchased Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s) Reserved.

(t) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(u) Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Transaction Documents, and (ii) information given to the Investor, if any, which the Company hereby confirms will not constitute material non-public information six (6) months from the date hereof, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

(v) No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, have made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(w) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Purchased Securities hereunder: the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature. The Company does not intend after the Closing Date to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. The Company is not in default with respect to any Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (z) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

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(x) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state, and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

(y) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising, or other means listed under Rule 502(c) of Regulation D promulgated under the Securities Act. The Company has offered the Securities for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(z) Intentionally Omitted.

(aa) Insurance. The Company does not have any insurance coverage. The Company has no reason to believe that it will not be able to obtain coverage from insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.

(bb) Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), to its knowledge none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

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(dd) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(ee) Notice of Disqualification Events. The Company will notify the Investor in writing, prior to the Closing Date of: (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(ff) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution to any government officials or employees or to any foreign or domestic political parties or campaigns made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of U.S. Foreign Corrupt Practices Act of 1977.

(gg) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(hh) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(ii) Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

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Section 3.02 Representations and Warranties of the Investor.

The Investor hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority; Organization. Such Investor has full power and authority (and, if such Investor is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. If an entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable State Securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable State Securities Law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable State Securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Investor’s right to sell the Securities in compliance with applicable federal and State Securities Laws) in violation of the Securities Act or any applicable State Securities Law. Such Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c) Non-Transferrable. Such Investor agrees: (i) that the Investor will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable State Securities Laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws, (ii) that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions, and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(d) Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and State Securities Laws in connection with the purchase and sale of the Securities. The undersigned has completed the Confidential Investor Questionnaire contained in Appendix A and the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the Closing Date. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

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(e) Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Reserved.

(g) General Solicitation. Such Investor undersigned acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h) Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, such Investor has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i) Foreign Investor. If such Investor is not a United States person, such Investor represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Investor further represents that its payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

(j) Information from Company. Such Investor and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the offering and sale of the Securities and anything set forth in the Transaction Documents, including but not limited to the Company’s filings with the Commission. Neither the Investor nor the Investor’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k) Speculative Nature of Investment; Risk Factors. SUCH INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. Such Investor acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Investor are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Investor has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Investor represents that the Investor’s investment objective is speculative in that the Investor seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Investor’s risk exposure is also speculative. The Securities offered hereby are highly speculative and involve a high degree of risk and Investor should only purchase these securities if Investor can afford to lose their entire investment.

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(m) Money Laundering. If an entity, the operations of such Investor are and have been conducted at all times in compliance with applicable Money Laundering Laws, and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Investor with respect to the Money Laundering Laws is pending or, to the knowledge of the Investor, threatened.

The Company acknowledges and agrees that the representations contained in Section 3.02 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Transfer Restrictions.

(a) The Securities and Underlying Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities or Underlying Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities or Underlying Securities under the Securities Act. The Securities may not be sold or transferred by the Investor without the written consent of the Company, which shall not be unreasonably withheld. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement.

(b) The Investor agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Securities and Underlying Securities in substantially the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE, IF APPLICABLE, HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) Upon an Investor’s request in connection with a proposed sale of Securities or Underlying Securities pursuant to Rule 144 and if the Company reasonably determines it is so required, upon receipt of customary documentation from such Investor and such Investor’s broker (if the Securities or Underlying Securities are sold in brokers transactions), the Company shall, at its own cost and effort, retain legal counsel to provide an opinion letter to the Company’s transfer agent opining that such Securities or Underlying Securities may be resold without registration under the Securities Act, pursuant to Rule 144, promulgated thereunder, so long as the requirements of Rule 144 are met for any such Securities or Underlying Securities to be resold thereunder. The Company shall arrange for any such opinion letter to be provided not later than two (2) Business Days after the date of delivery to and receipt by the Company of a written request by any Investor together with (if required in order to render the opinion) any broker’s representation letter or other customary documentation reasonably requested by the Company evidencing compliance with Rule 144 (the “Legend Removal Date”), and such opinion letter may be a “blanket” opinion letter covering the Securities or Underlying Securities held by more than one Investor (if applicable to more than one Investor).

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(d) The Investor agrees that the Investor will sell any Securities and Underlying Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities or Underlying Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities or Underlying Securities as set forth in this Section 4.01 is predicated upon the Company’s reliance upon this understanding.

Section 4.02 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities and Underlying Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Securities pursuant to the Securities, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.03 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof, a copy of which is annexed hereto as Appendix D.

Section 4.04 Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Investor in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor.

Section 4.05 Publicity. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company with respect to any press release of any Investor, or without the prior consent of each Investor with respect to any press release of the Company mentioning such Investor, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or stock exchange rule, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Section 4.06 Indemnification of Investor. The Company shall indemnify, reimburse and hold harmless the Investor and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and reasonable expenses, of any kind or nature, (including reasonable fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction).

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Section 4.07 Reservation of Underlying Securities. If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible.

Section 4.08 Reserved.

Section 4.09 Trading Activities. No Investor nor any of its Affiliates has an open short position (or other hedging or similar transactions) in the Common Stock of the Company and each Investor agrees that it shall not, and that it will not permit any of its Affiliates, to engage in any Short Sales of or hedging transactions with respect to the Common Stock of the Company or in respect of any of the Securities.

Section 4.11 Box Pure Air Equity Interest Right.

(a) The Investor(s) acknowledge that the Company is considering a “spin‑out” of Box Pure Air, pursuant to which the Company would distribute or otherwise cause to be transferred the equity interests of Box Pure Air to the Company’s stockholders or effectuate a similar transaction with respect to Box Pure Air (the “Spin-Out Transaction”), on or prior the date that is six (6) months after the date hereof (the “Spin-Out Deadline”).

(b) The parties agree that, in the event the Company effectuates the Spin-Out Transaction on or prior to the Spin-Out Deadline, then upon or immediately prior to the closing of such Spin-Out Transaction, the Investor(s) shall have a right to receive (the “Box Pure Equity Interest Rights”), and the Company shall distribute or otherwise transfer to the Investor(s), a pre-funded warrant (which warrant shall have beneficial ownership limitation provisions substantially similar to those set forth in Section 4.12(e)), exercisable for a number of equity interests of Box Pure Air equal to, in the aggregate, the Box Pure Air Participation Amount (with each Investor receiving its Pro Rata Portion thereof, if there is more than one Investor at such time as a result of any assignment or transfer of rights or securities permitted hereunder).

(c) For purposes hereof, the following terms shall have the following meanings:

(i) “Box Pure Air Participation Amount” means, as of any date of determination, a number of equity interests of Box Pure Air equal to, in the aggregate, the product of (A) the number of outstanding equity interests of Box Pure Air as of such date (before giving effect to any transaction contemplated by this Section) and (B) the Participation Amount; provided, however, that if, as of such date, the Investors’ Return would exceed the Capped Amount, then the “Box Pure Air Participation Amount” means such lesser number of equity interests of Box Pure Air such that the Investors’ Return would equal the Capped Amount, as of such date.

(ii) “Capped Amount” means the product of (A) four (4) and (B) the aggregate Subscription Amounts of all Notes issued hereunder.

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(iii) “Investors’ Return” means, as of any date of determination, the implied aggregate return to each Investor on its Subscription Amount with respect to the Securities issued to such Investor in connection with this Agreement and the other Transaction Documents, as determined by the Board of Directors in good faith.

(iv) “Participation Amount” means 0.0995.

(v) “Pro Rata Portion” means, as to any Investor, the fraction, expressed as a percentage, of which (A) the numerator is the Subscription Amount of such Investor hereunder and (B) the denominator is the Subscription Amounts of all Investor(s) hereunder.

Section 4.12 Put/Call Option. In the event that the Company does not effectuate the Spin-Out Transaction on or prior to the Spin-Out Deadline, then the Company shall have the right to acquire the Box Pure Equity Interest Rights from the Investor (the “Company Call Right”), and the Investor shall have the right to sell the Box Pure Equity Interest Rights to the Company (the “Investor Put Right”), on the terms and conditions set forth in this Section 4.12.

(a) In the event that the Company does not effectuate the Spin-Out Transaction on or prior to the Spin-Out Deadline, then after the Spin-Out Deadline, (i) the Investor may require, by delivering to the Company an irrevocable written notice of the Investor’s exercise of the Investor Put Right, that the Company purchase all or a portion of the Box Pure Equity Interest Rights held by the Investor and (ii) the Company may require, by delivering to the Investor an irrevocable written notice of the Company’s exercise of the Company Call Right, that the Investor sell to the Company all or a portion of the Box Pure Equity Interest Rights held by the Investor. A written notice of exercise delivered pursuant to this Section 4.12(a) may only be delivered once in any consecutive two (2) week period after the Spin-Out Deadline and shall state that the Investor is exercising its Investor Put Right or the Company is exercising its Company Call Right, as the case may be, pursuant to this Section 4.12, the portion of the Box Pure Equity Interest Rights being exercised (which shall, for the avoidance of doubt, be subject to the limitations set forth in Section 4.12(e) below) and set forth the date of such notice. The date such written notice is delivered shall be the “Exercise Date.”

(b) The purchase price payable by the Company upon any purchase of the Box Pure Equity Interest Rights pursuant to this Section 4.12 shall be equal to the Sale Price (as defined below). Subject to Section 4.12(e) and Section 4.12(f), the Sale Price shall be paid to the Investor in cash, shares of Common Stock, or a combination thereof, as determined by the Company, at the closing of any purchase pursuant to this Section 4.12 (the “Put/Call Closing”), which shall be no more than five (5) Trading Days after the applicable Exercise Date (the “Put/Call Closing Deadline”). In the event that all or any portion of the Sale Price is paid in shares of Common Stock, such shares shall be valued at the VWAP Price (as defined in the Note). For purposes hereof, “Sale Price” means, with respect to the exercise of an Investor Put Right or Company Call Right, as applicable, an amount equal to the product of (a) four times (4x) the original principal amount of the Note and (b) the portion of the Box Pure Equity Interest Rights subject to such exercise, in each case, as of the date of such exercise.

(c) At the applicable Put/Call Closing, the Investor shall sell, assign and transfer the applicable Box Pure Equity Interest Rights to the Company, free and clear of any and all liens and encumbrances of any kind whatsoever (other than those arising under this Agreement or applicable securities Laws) and shall execute and deliver to the Company customary instruments of assignment and make customary representations, warranties and indemnities concerning (i) such Investor’s valid ownership of the Box Pure Equity Interest Rights, free of all liens and encumbrances (excluding those arising under this Agreement or applicable securities Laws), (ii) such Investor’s authority, power, and right to enter into, consummate and perform such sale, assignment and transfer without violating any other agreement to which such Investor is party or its assets are bound and other customary “no conflicts,” enforceability and fundamental representations, and (iii) compliance with securities Laws that are relevant in determining whether an exemption from registration is available for such sale, assignment and transfer.

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(d) If (i) the Investor has exercised the Investor Put Right in accordance with this Section 4.12 and (ii) the Put/Call Closing with respect to the applicable Box Pure Equity Interest Rights shall not have occurred on or prior to the Put/Call Closing Deadline then, until the Investor shall have been paid the full Sale Price for such Box Pure Equity Interest Rights, and subject to applicable law and any debt financing agreements of the Company or any Subsidiary, the Company shall use its commercially reasonable efforts to effect a full purchase of such Box Pure Equity Interest Rights and pay the Sale Price therefor, or if not possible, a partial and ratable redemption of such Box Pure Equity Interest Rights.

(e) The Company shall not issue any shares of Common Stock in connection with a Put/Call Closing to the extent that after giving effect to such issuance, the Investor (together with the Investor’s Affiliates, and any other Persons acting as a group together with the Investor or any of the Investor’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Investor and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon such Put/Call Closing hereunder with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon: (i) any future, unexercised Investor Put Right or Company Call Right beneficially owned by the Holder or any of its Affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any Note or Prefunded Warrant) beneficially owned by the Investor or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4.12(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4.12(e) applies, the determination of whether the shares are issuable in such Put/Call Closing (in relation to other securities owned by the Investor together with any Affiliates and Attribution Parties) and the number of shares that will be issued in connection therewith shall be in the sole discretion of the Investor. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.12(e), in determining the number of outstanding shares of Common Stock, the Investor may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Investor, the Company shall within one Trading Day confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Investor or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable at such Put/Call Closing. The Investor, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4.12(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock at such Put/Call Closing and the Beneficial Ownership Limitation provisions of this Section 4.12(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.12(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor to and permitted transferee of the Investor.

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(f) The parties intend that all shares of Common Stock issuable as payment of all or any portion of the Sale Price under this Section 4.12 shall, if a registration statement covering the resale of such shares is then effective under the Securities Act, be registered for public resale in accordance with such registration statement or otherwise be eligible for resale pursuant to Rule 144.

Section 4.13 Certain Tax Matters. The parties acknowledge and agree that: (a) any Notes issued hereunder shall be issued with original issue discount; (b) the Note and the Prefunded Warrant constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code and Treasury Regulation Section 1.1273-2(h); and (c) for purposes of allocating the aggregate issue price of the investment unit between the respective fair market values of the Note and the Prefunded Warrant, the fair market value and purchase price of the Prefunded Warrant is de minimis (collectively, the “Intended Tax Treatment”). Each of the parties agree not to take a position inconsistent with the Intended Tax Treatment, including the filing of any tax and other information return, unless there is a determination within the meaning of Section 1313 of the Internal Revenue Code to the contrary; provided, however, nothing contained herein requires any party to litigate before any government authority or defend in any tax audit or examination or other proceeding in any forum any proposed deficiency or adjustment by any government authority challenging such Intended Tax Treatment.

ARTICLE V

MISCELLANEOUS

Section 5.01 Reserved.

Section 5.02 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

Section 5.03 Entire Agreement. This Agreement and the other Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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Section 5.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by email:

if to Investor, to the address set forth on such Investor’s signature page; and

if to the Company:

SinglePoint Inc.

3104 E Camelback Rd.

Suite 2137

Phoenix, AZ 85016

Attention: Wil Ralston, Chief Executive Officer

Email: wilr@singlepoint.com

with a copy to:

McGuireWoods LLP

1251 Avenue of the Americas

20th Floor

New York, NY 10020-1104

Attention: Stephen E. Older

Email: solder@mcguirewoods.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed by the Company and the Majority Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor (other than by merger). Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided that such transfer complies with all applicable federal and State Securities Laws and that such transferee agrees in writing with the Company to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investor” and, provided, further, that notwithstanding the foregoing, no Investor may assign any or all of its rights under Section 4.11 or Section 4.12 of this Agreement without the prior written consent of the Company.

Section 5.07 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts sitting in the State of Arizona (the “Applicable Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Applicable Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Applicable Courts, or such Applicable Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

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Section 5.09 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Section 5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note, the Investor shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

Section 5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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Section 5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16 Reserved.

Section 5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.18 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date below.

SINGLEPOINT INC.

By:
Name:	Wil Ralston
Title:	Chief Executive Officer

INVESTOR:

The Investor executing the Signature Page in the form attached hereto as Annex A and delivering the same to   the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

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Annex A

Securities Purchase Agreement Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of April __, 2024 (the “Agreement”), with the undersigned, and SinglePoint Inc., a Nevada corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the Purchased Securities as set forth below, hereby agrees to purchase such Purchased Securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in this Agreement’s section entitled “Representations Warranties of the Investor”, and hereby represents that the statements contained therein are complete and accurate  with respect to the undersigned as an Investor.

PURCHASER (if an individual):	PURCHASER (if an entity):

By
Name:		(Legal Name of Entity)
Date:	By
Name:
Title:

PURCHASER (if investing jointly)	Date:

By
Name:
Date:

State/Country of Domicile or Formation:

Aggregate Subscription Amount: $

Aggregate Original Principal Amount of Note:  $                                                                  **

Aggregate Number of Prefunded Warrant Shares issuable upon exercise of Prefunded Warrant:

SSN/EIN/ITIN:

Address:

Bank Account (for payments under its Note):

**Represents a twenty percent (20%) original issue discount based on the above Aggregate Subscription Amount.

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Annex B

Company Wire Instructions

Account Name: __________

Account Address: _________________

Bank Name:          _________________

 Account Number: _________________

Routing Number: _________________

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APPENDIX A

CONFIDENTIAL INVESTOR QUESTIONNAIRE

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APPENDIX B

FORM OF CONVERTIBLE PROMISSORY NOTE

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APPENDIX C

PLEDGE AGREEMENT

30

APPENDIX D

REGISTRATION RIGHTS AGREEMENT

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APPENDIX E

PREFUNDED WARRANT

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